As filed with the Securities and Exchange Commission on May 23, 2008
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

ATMEL CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	77-0051991 (I.R.S. Employer Identification Number)
2325 Orchard Parkway
San Jose, California 95131
(Address, including zip code of principal executive offices)

2005 Stock Plan
(Full title of the plan)

Patrick Reutens
Atmel Corporation
Vice President and Chief Legal Officer
2325 Orchard Parkway
San Jose, California 95131
(Name and address of agent for service)

(408) 441-0311
(Telephone number, including area code, of agent for service)

Copies to:
Jose F. Macias, Esq.
Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304-1050
(650) 493-9300
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
	Amount	Offering	Aggregate	Amount of
Title of Securities to	to be	Price	Offering	Registration
be Registered	Registered (1)	Per Share	Price	Fee
Common Stock, par value $0.001 per share:
— To be issued under the 2005 Stock Plan	58,000,000 shares	$4.17	$241,860,000	$9,506
Total:	58,000,000 shares		$241,860,000	$9,506

(1)	This amount results from an increase to the number of shares reserved for issuance under the 2005 Stock Plan of 58,000,000 shares, which was previously approved by the Registrant’s Board and stockholders. Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the 2005 Stock Plan by reason of any dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of shares of the Registrant’s Common Stock outstanding. Includes Preferred Share Right (currently attached to and trading with the Common Stock).

(2)	Estimated in accordance with Rules 457(c) and (h) solely for the purpose of calculating the registration fee on the basis of $4.17 per share, which represents the average of the high and low prices per share of the Registrant’s Common Stock as reported on the Nasdaq Global Select Market on May 20, 2008.

ATMEL CORPORATION
REGISTRATION STATEMENT ON FORM S-8
PART I
INFORMATION REQUIRED IN THE PROSPECTUS
Item 1. Plan Information.
     The documents containing the information specified in this Item 1 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.
Item 2. Registration Information and Employee Plan Annual Information.
     The documents containing the information specified in this Item 2 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation Of Documents By Reference.
     The following documents and information previously filed with the Commission by Atmel Corporation (the “Registrant”) are hereby incorporated by reference in this Registration Statement:
     (a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed with the Commission on February 29, 2008 pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);
     (b) The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2008, filed with the Commission on May 12, 2008 pursuant to Section 13 of the Exchange Act;
     (c) The Registrant’s Current Reports on Form 8-K and Form 8-K/A filed with the Commission on February 12, 2008 (only with respect to Item 1.01), February 14, 2008, February 22, 2008, April 15, 2008, May 1, 2008 and May 20, 2008 pursuant to Section 13(a) of the Exchange Act;
     (d) The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 000-19032), filed with the Commission on February 20, 1991 pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description;

     (e) The description of the Registrant’s Preferred Shares Rights Agreement contained in the Registrant’s Registration Statement on Form 8-A (File No. 000-19032), filed with the Commission on September 15, 1998 pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.
     In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.
Item 4. Description of Securities.
     Not applicable.
Item 5. Interests of Named Experts and Counsel.
     Not Applicable.
Item 6. Indemnification of Directors and Officers.
     Section 145 of the General Corporation Law of Delaware (the “DGCL”) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that any such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of such corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A Delaware corporation may indemnify officers and directors against expenses (including attorneys’ fees) in connection with the defense or settlement of an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred. The foregoing description is qualified in its entirety by reference to the more detailed provisions of Section 145 of the DGCL.
     Article XI of the Registrant’s Certificate of Incorporation provides that, to the fullest extent permitted by Delaware law, as the same now exists or may hereafter be amended, a director shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.
     The Registrant’s bylaws provide that its directors, officers and agents shall be indemnified against expenses including attorneys’ fees, judgments, fines, settlements actually and reasonably incurred in connection with any proceeding arising out of their status as such, if such director, officer or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the

Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful.
     The Registrant has entered into agreements to indemnify its directors and officers, in addition to the indemnification provided for in the Registrant’s Certificate of Incorporation and Bylaws. These agreements, among other things, indemnify the Registrant’s directors and officers for certain expenses, including attorney’s fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Registrant, arising out of such person’s services as a director or officer of the Registrant, any subsidiary of the Registrant or any other company or enterprise to which the person provides services at the request of the Registrant.
Item 7. Exemption From Registration Claimed.
     Not applicable.
Item 8. Exhibits.

Exhibit
Number	Description

5.1	Opinion of counsel as to the legality of the securities being registered.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of counsel (contained in Exhibit 5.1).

24.1	Power of Attorney (see page II-5).
Item 9. Undertakings.
     (a) The undersigned Registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.
          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 23rd day of May 2008.

ATMEL CORPORATION
By:	/s/ Robert Avery
Robert Avery
Vice President Finance and Chief Financial Officer

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Steven Laub and Robert Avery, and each of them acting individually, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on this 23rd day of May 2008 by the following persons in the capacities indicated:

Signature	Title

/s/ STEVEN LAUB Steven Laub	President, Chief Executive Officer and Director (principal executive officer)

/s/ ROBERT AVERY Robert Avery	Vice President Finance and Chief Financial Officer (principal financial and accounting officer)

/s/ TSUNG-CHING WU Tsung-Ching Wu	Executive Vice President, Office of the President and Director

/s/ DAVID SUGISHITA David Sugishita	Director

/s/ PAPKEN DER TOROSSIAN Papken Der Torossian	Director

/s/ JACK L. SALTICH Jack L. Saltich	Director

/s/ CHARLES CARINALLI Charles Carinalli	Director

/s/ DR. EDWARD ROSS Dr. Edward Ross	Director

INDEX TO EXHIBITS

Exhibit
Number	Description

5.1	Opinion of counsel as to the legality of the securities being registered.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of counsel (contained in Exhibit 5.1).

24.1	Power of Attorney (see page II-5).